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                                                                  EXHIBIT 10.23

                  THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT dated as of November 22, 2002 between National Waterworks, Inc., a Delaware corporation (f/k/a/ Blue Acquisition Corp.) (the "Company"), and Harry K. Hornish, Jr. (the "Executive") amends and restates in its entirety that certain Employment Agreement by and between the Company and the Executive dated as of September 12, 2002 (the "Original Agreement").

                  The Company will engage in the business (the "Subject Business") of the sale and distribution of waterworks products for building and rehabilitating water and wastewater infrastructure and any other related business in which the Company may be engaged.

                  The Company has entered into an asset purchase agreement (the "Purchase Agreement") pursuant to which the Company shall purchase substantially all of the assets and retain substantially all of the liabilities of U.S. Filter Distribution, Inc. ("Distribution"), a company engaged in the Subject Business.

                  Prior to the date hereof and the consummation of the transactions contemplated in the Purchase Agreement (the "Closing"), Executive has been and will continue, until the Closing, as an officer of Distribution and, as such, has substantial experience that is valuable to the Subject Business and the Company.

                  The Company desires to employ the Executive, and the Executive desires to accept such employment, on the terms and subject to the conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend and restate the Original Agreement as follows:

         SECTION 1.  EMPLOYMENT.

                  The Company shall employ the Executive, and the Executive accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the Effective Date and ending on the Termination Date determined pursuant to Section 4(a) (the "Employment Period").

         SECTION 2.  POSITION AND DUTIES.

            (a) During the Employment Period, the Executive shall serve as the President and Chief Executive Officer of the Company and shall have the usual and customary duties, responsibilities and authority of a President and Chief Executive Officer subject to the power of the Board (i) with the Executive's consent, to expand or limit such duties, responsibilities and authority and (ii) to override the actions of the Executive. During the Employment Period, the Executive shall also serve as a director on the Board without additional compensation. The Executive acknowledges and agrees that he owes a fiduciary duty of loyalty to the Company to discharge his duties and otherwise act in a manner consistent with the best interests of the Company and its Subsidiaries.

            (b) During the Employment Period, the Executive shall devote his best efforts and all of his working time, attention and energies to the performance of his duties and
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responsibilities under this Agreement (except for vacations to which he is entitled pursuant to Section 3(a) and except for illness or incapacity). During the Employment Period, the Executive shall not engage in any business activity which, in the reasonable judgment of the Board (excluding the Executive if he should be a member of the Board at the time of such determination), conflicts with the duties of the Executive hereunder, whether or not such activity is pursued for gain, profit or other pecuniary advantage.

         SECTION 3.  BASE SALARY AND BENEFITS.

            (a) Base Salary. During the Employment Period, the Executive's base salary shall be $425,000 per annum, or such higher rate as the Compensation Committee of the Board (excluding the Executive if he should be a member of the Board or the Compensation Committee at the time of such determination) may designate from time to time (the "Base Salary"), which salary shall be payable in such installments as is customary for other senior executives of the Company. In addition, during the Employment Period, the Executive shall be entitled to participate in all employee benefit programs for which other senior executives of the Company are generally eligible and the Executive shall be eligible to participate in all insurance plans available generally to other senior executives of the Company. The Executive shall be entitled to take four (4) weeks of paid vacation annually. The Board shall conduct a review of the Executive's Base Salary on an annual basis.

            (b) Bonus. Executive shall be entitled to receive, in addition to the Base Salary, an annual bonus (the "Bonus") for services rendered during such year determined as follows:

                  (i) The Bonus for services provided during calendar year 2002 shall equal the amount that would otherwise be payable to the Executive under Distribution's 2002 Executive Bonus Plan in effect as of the date hereof. The Bonus shall be determined utilizing the base salary paid to Executive by Distribution. The payment and calculation of the Bonus for the calendar year 2002 shall be subject to review by the Company of the accruals made by Distribution prior to the date of the Closing.

                  (ii) For each calendar year commencing on or after January 1, 2003, there shall be no Bonus unless the Company exceeds 90% of the Target EBITDA (as defined below) in any calendar year. If the Company exceeds 90% of Target EBITDA for any calendar year, the Bonus shall be the percentage of Base Salary between 10% and 50%, calculated on a straight-line basis, as corresponds to the relative achievement of Target EBITDA, with 10% corresponding to 90% of Target EBITDA and 50% corresponding to 100% of Target EBITDA. The Bonus shall be 50% of the Base Salary if the Target EBITDA (as defined below) is achieved for any calendar year and shall be 100% of the Base Salary if 110% of the Target EBITDA is achieved or exceeded in any calendar year. If EBITDA (as defined below) for any calendar year exceeds 100% of the Target EBITDA but does not exceed 110% of the Target EBITDA, the Bonus shall be a percentage of the Base Salary between 50% and 100%, calculated on a straight-line basis, as corresponds to the relative achievement of Target EBITDA, with 50% corresponding to 100% Target EBITDA and 100% corresponding to 110% of Target EBITDA.

                  (iii) "EBITDA" shall mean the Company's earnings before reduction for interest, income tax, depreciation and amortization for any period calculated in accordance

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with generally accepted accounting principles. "Target EBITDA" shall be the targeted EBITDA for the Company for any calendar year established annually, and subject to adjustments for acquisitions by the Company, by the Board in consultation with the Executive.

                  (iv) Each Bonus, if any, shall be paid thirty (30) days following the rendering of the Company's audited financial statements for the relevant calendar year subject to Executive's continued employment with the Company as of the last date of such calendar year, except as specifically provided in Section 5(a)(ii) hereof.

            (c) Equity. Concurrent with the Closing, Executive shall purchase from the Company's parent, National Waterworks Holdings, Inc. ("Parent"), pursuant to an Executive Subscription and Stock Purchase Agreement, a form of which is attached hereto as Exhibit A (the "Executive Subscription Agreement"), executed prior to the Closing, 190,359.21 shares of the Parent's Class A Common Stock at a per share purchase price equal to $0.0179 and 20,400 shares of the Parent's Class B Common Stock at a per share purchase price equal to $50.00. Concurrently with, and as a condition to, the purchase of the shares of the Parent's Class A Common Stock, the Executive shall execute and enter into a Restricted Stock Agreement with the Parent, a form of which is attached hereto as Exhibit B (the "Restricted Stock Agreement").

                  Upon the death of the Executive, the executor of the Executive's estate or the Executive's heirs shall have the right to require the Company to repurchase all, but not less than all of the shares of Class A Common Stock and Class B Common Stock purchased by the Executive pursuant to the Executive Subscription Agreement (including any shares received as a result of a stock dividend or stock split with respect to such shares originally purchased) at a price per share equal to the original purchase price paid by the Executive pursuant to the Executive Subscription Agreement (subject to appropriate adjustment for stock splits, stock dividends and the like). In order to effect such repurchase right, the executor of the Executive's estate or the Executive's heirs shall deliver written notice to the Company of such election with sixty
(60) days of such death and the Company shall be obligated to repurchase such shares in accordance with the terms hereof in cash within ninety (90) of receipt of such notice. Notwithstanding the foregoing, the Company shall have no obligation to repurchase such shares if such repurchase is prohibited by the Company's agreement with its lenders.

            (d) The Company shall reimburse the Executive for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses.

            (e) The Company shall deduct from any payments to be made by it to the Executive under this Agreement any amounts required to be withheld in respect of any Federal, state or local income or other taxes.

            (f) The Company hereby acknowledges that it is bound by Sections 7.3(c) and 7.3(d) of the Purchase Agreement.

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         SECTION 4.  TERMINATION.

            (a) Termination Date. The Executive's employment under this Agreement shall terminate upon the earliest to occur (the date of such occurrence being the "Termination Date") of (i) on the fourth anniversary of the Effective Date (the "Initial Term"), as may be extended under Section 4(c) below, (ii) the effective date of the Executive's resignation (a "Resignation"),
(iii) the Executive's death or Disability (an "Involuntary Termination"), (iv) the effective date of a termination of the Executive's employment for Cause by the Board (a "Termination for Cause"), (v) the effective date of Executive's resignation for Good Reason (a "Termination for Good Reason") and (vi) the effective date of a termination of the Executive's employment by the Board for reasons that do not constitute Cause (a "Termination Without Cause"). The effective date of a Resignation shall be as determined under Section 4(b); the effective date of an Involuntary Termination shall be the date of death or, in the event of a Disability, the date specified in a notice delivered to the Executive by the Company; the effective date of a Termination for Good Reason shall be the date specified in a notice delivered to the Company by the Executive of such termination and the effective date of a Termination for Cause or a Termination Without Cause shall be the date specified in a notice delivered to the Executive by the Company of such termination.

            (b) Resignation. The Executive shall give the Company and the Board at least 30 days' prior written notice of a Resignation, with the effective date of such Resignation specified therein. The Board may, in its discretion, accelerate the effective date of the Resignation.

            (c) Renewal. This Agreement may be renewed for additional one (1) year terms by mutual agreement of the Company and the Executive within one year and 90 days (450 days) prior to the expiration of the Initial Term. Nothing stated in this Agreement or represented orally or in writing to either party shall create an obligation to renew this Agreement.

         SECTION 5.  EFFECT OF TERMINATION; SEVERANCE.

            (a) In the event of a Termination Without Cause, a Termination for Good Reason or an Involuntary Termination, the Executive or his beneficiaries or estate shall have the right to receive the following:

                  (i) the Base Salary provided by Section 3(a) hereof for a period of twelve (12) months from the Termination Date, such amount to be deemed liquidated damages and payable at the applicable payroll periods; provided, however, that in the event of a breach by the Executive of Section 6, 7, 8, or 9 on or after the Termination Date, the provisions of Section 11 shall apply;

                  (ii) a pro rata amount of any Bonus which is earned by the Executive for the calendar year in which such termination occurs determined after the end of the calendar year in which such termination occurs and equal to the amount which would have been payable to the Executive if Executive's employment had not been terminated during such calendar year multiplied by a fraction, the numerator of which is the number of whole months the Executive was employed by the Company and the denominator of which is 12. The Bonus shall be paid out as set forth in Section 3(b)(iv); and

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                  (iii) reimbursement for any expenses for which the Executive shall not have been previously reimbursed, as provided in Section 3(d).

                  (b) In the event of a Termination for Cause or Resignation, the Executive or his beneficiaries or estate shall have the right to receive the following:

                           (i) the unpaid portion of the Base Salary, computed on a pro rata basis to the Termination Date; and

                           (ii) reimbursement for any expenses for which the Executive shall not have been previously reimbursed, as provided in
         Section 3(d).

                  (c) Upon any termination, neither the Executive nor his beneficiaries or estate shall have any further rights under this Agreement or any rights arising out of this Agreement other than as provided in Sections 5(a) and (b) above. The rights of the Executive set forth in this Section 5 are intended to be the Executive's exclusive remedy for termination and, to the greatest extent permitted by applicable law, the Executive waives all other remedies.

         SECTION 6. NONDISCLOSURE AND NONUSE OF CONFIDENTIAL INFORMATION.

                  The Executive will not disclose or use at any time, either during the Employment Period or thereafter, any Confidential Information of which the Executive is or becomes aware, whether or not such information is developed by him, except to the extent that (i) such disclosure or use is directly related to and required by the Executive's performance of duties assigned to the Executive by the Company, (ii) to the extent that such disclosure is required in connection with any action by the Executive to enforce rights under this Agreement, or (iii) such disclosure is required by a court of law, governmental agency, or by any administrative or legislative with jurisdiction to order the Executive to divulge or disclose such Confidential Information; provided, that, the Executive shall provide ten (10) days prior written notice, if practicable, to the Company of such disclosure so that the Company may seek a protective order or similar remedy; and, provided, further, that, in each case set forth above, the Executive informs the recipients that such information or communication is confidential in nature.

         SECTION 7. INVENTIONS AND PATENTS.

                  The Executive agrees that all Work Product belongs to the Company. The Executive will promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm such ownership (including, without limitation, the execution and delivery of assignments, consents, powers of attorney and other instruments) and to provide reasonable assistance to the Company in connection with the prosecution of any applications for patents, trademarks, trade names, service marks or reissues thereof or in the prosecution or defense of interferences relating to any Work Product.

         SECTION 8. NON-COMPETE, NON-SOLICITATION, NON-DISPARAGEMENT.

                  The Executive acknowledges and agrees with the Company that during the course of the Executive's employment with Distribution and with the Company, the Executive has had

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and will continue to have the opportunity to develop relationships with existing employees, customers and other business associates of the Company and its Subsidiaries which relationships constitute goodwill of the Company, and the Company would be irreparably damaged if the Executive were to take actions that would damage or misappropriate such goodwill. Accordingly, the Executive agrees as follows:

                  (a) The Executive acknowledges that the Company currently conducts the Subject Business throughout North America (the "Territory"). Accordingly, during the term hereof and until one year from the Termination Date (the "Non-Compete Period"), the Executive shall not, directly or indirectly, enter into, engage in, assist, give or lend funds to or otherwise finance, be employed by or consult with, or have a financial or other interest in, any business which engages in the Subject Business within the Territory, whether for or by himself or as an independent contractor, agent, stockholder, partner or joint ventures for any other Person. To the extent that the covenant provided for in this Section 8(a) may later be deemed by a court to be too broad to be enforced with respect to its duration or with respect to any particular activity or geographic area, the court making such determination shall have the power to reduce the duration or scope of the provision, and to add or delete specific words or phrases to or from the provision. The provision as modified shall then be enforced.

                  (b) Notwithstanding the foregoing, the aggregate ownership by the Executive of no more than two percent (on a fully-diluted basis) of the outstanding equity securities of any Person, which securities are traded on a national or foreign securities exchange, quoted on the NASDAQ stock market or other automated quotation system, and which Person competes with the Company (or any part thereof) within the Territory, shall not be deemed to be a violation of
Section 8(a). In the event that any Person in which the Executive has any financial or other interest directly or indirectly enters into a line of business during the Non-Compete Period that competes with the Company or engages in the Subject Business within the Territory, the Executive shall divest all of his interest (other than as permitted to be held pursuant to the first sentence of this Section 8(b)) in such Person within 15 days after such Person enters into such line of business that competes with the Company or the engages in the Subject Business within the Territory.

                  (c) The Executive covenants and agrees that during the period commencing with the Effective Date and ending on the third anniversary of the Termination Date, the Executive will not, directly or indirectly, either for himself or for any other Person (A) solicit any employee or consultant of the Company or any of its Subsidiaries to terminate his or her employment or consulting relationship with the Company or any of its Subsidiaries or employ any such individual during his or her employment or consulting relationship with the Company or any of its Subsidiaries and for a period of one year after such individual terminates his or her employment with the Company or any of its Subsidiaries, (B) solicit any customer of the Company or any of its Subsidiaries to purchase or distribute information, products or services of or on behalf of the Executive or such other Person that are competitive with the information, products or services provided by the Company or any of its Subsidiaries, or (c) take any action that may cause injury to the relationships between the Company or any of its Subsidiaries or any of their employees and any lessor, lessee, vendor, supplier, customer, distributor, employee, consultant or other business associate of the Company or any of its Subsidiaries as such relationship relates to the Company's or any of its Subsidiaries' conduct of their business.

                  (d) The Executive understands that the foregoing restrictions may limit his ability to earn a livelihood in a business similar to the business of the Company and any of its Subsidiaries, but he nevertheless believes that he has received and will receive sufficient consideration and other benefits as an employee of the Company and as otherwise provided hereunder or as described in the recitals hereto to clearly justify such restrictions which, in any event (given his education, skills and ability), the Executive does not believe would prevent him from otherwise earning a living.

         SECTION 9. DELIVERY OF MATERIALS UPON TERMINATION OF EMPLOYMENT.

                  The Executive shall deliver to the Company at the termination of the Employment Period or at any time the Company may request all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product or the Subject Business which he may then possess or have under his control regardless of the location or form of such material and, if requested by the Company, will provide the Company with written confirmation that all such materials have been delivered to the Company.

         SECTION 10. INSURANCE.

                  The Company may, for its own benefit, maintain "keyman" life and disability insurance policies covering the Executive. The Executive will cooperate with the Company and provide such information or other assistance as the Company may reasonably request in connection with the Company obtaining and maintaining such policies.

         SECTION 11. ENFORCEMENT.

                  Because the Executive's services are unique and because the Executive has access to Confidential Information and Work Product, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event of a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security). In addition to the foregoing, and not in any way in limitation thereof, or in limitation of any right or remedy otherwise available to the Company, if the Executive violates any provision of the foregoing Sections 6, 7, 8 or 9, any payments then or thereafter due from the Company to the Executive pursuant to Section 5(a)(i) and Section 5(a)(ii) shall be terminated forthwith and the Company's obligation to pay and the Executive's right to receive such payments shall terminate and be of no further force or effect, in each case without limiting or affecting the Executive's obligations under such Sections 6, 7, 8 and 9 or the Company's other rights and remedies available at law or equity.

         SECTION 12. REPRESENTATIONS.

                  Each party hereby represents and warrants to the other party that (a) the execution, delivery and performance of this Agreement by such party does not and will not conflict with, breach, violate or cause a default under any agreement, contract or instrument to

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
which such party is a party or any judgment, order or decree to which such party is subject, and (b) upon the execution and delivery of this Agreement by such party, this Agreement will be a valid and binding obligation of such party, enforceable in accordance with its terms, except as enforcement hereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors rights generally or by general principles of equity. In addition, the Executive represents and warrants to the Company that the Executive is not a party to or bound by any employment agreement, consulting agreement, non-compete agreement, confidentiality agreement or similar agreement with any other Person, all of which shall be terminated effective as of the Closing except the obligation to pay the Completion Bonus as set forth in that certain Completion Bonus Letter Agreement between the Execution and United States Filter Corporation.. The Company and the Executive hereby terminate all existing employment or consulting agreements between them, if any, to the extent such agreements may be in effect after the date hereof.

         SECTION 13. TERMINATION OF EXISTING EMPLOYMENT ARRANGEMENTS.

                  Effective upon the Closing, other than the Completion Bonus obligation referenced above, any and all agreements or understandings related to employment matters between Distribution or its affiliates and the Executive shall be terminated and shall be of no further force or effect and the Executive hereby agrees to take all action necessary to affect such termination. In the event that the Closing shall not be consummated by December 20, 2002, this Agreement shall be of no further force and effect.

         SECTION 14. DEFINITIONS.

                  "Board" shall mean the board of directors of the Company.

                  "Business Day" shall mean any day that is not a Saturday, Sunday, or a day on which banking institutions in New York are not required to be open.

                  "Cause" shall mean (i) the failure by the Executive to perform such duties as are reasonably requested by the Board which is not cured within thirty (30) days of receipt by the Executive of written notice detailing the same from the Board, (ii) the Executive's willful disregard of his duties or failure to act, where such action would be in the ordinary course of the Executive's duties, (iii) the failure by the Executive to observe all written material Company policies and written material policies of all Affiliates of the Company generally applicable to executives of the Company and/or its Affiliates of which the Executive has notice, (iv) gross negligence or willful misconduct by the Executive in the performance of his duties, (v) the commission by the Executive of any act of fraud, theft or financial dishonesty with respect to the Company or any of its Affiliates, or any felony or criminal act involving moral turpitude, (vi) the material breach by the Executive of (a) this Agreement, including, without limitation, any breach by the Executive of the provisions of Paragraph 6, Paragraph 7 or Paragraph 8, (b) the Executive Purchase Agreement and the Restricted Stock Agreement, or (c) any Stockholders' Agreement to which the Company, the Executive may become a party, or (vii) chronic absenteeism. For purposes of this Agreement, "Affiliates" means the Company (or its successors and assigns) and all Subsidiaries thereof.

                  "Confidential Information" means information that is not generally known to the public and that is or was used, developed or obtained by Distribution or the Company or any of its Subsidiaries in connection with the Subject Business, including, but not limited to, (i) information, observations, procedures and data obtained by the Executive while employed by the Company (including those obtained by the Executive while employed at Distribution prior to the date of this Agreement) concerning the business or affairs of Distribution or the Company or any of its Subsidiaries, (ii) products or services, (iii) costs and pricing structures, (iv) analyses, (v) drawings, photographs and reports, (vi) computer software, including operating systems, applications and program listings, (vii) flow charts, manuals and documentation,
(viii) data bases, (ix) accounting and business methods, (x) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xi) customers, vendors, suppliers and customer, vendor and supplier lists, (xii) other copyrightable works, (xiii) all production methods, processes, technology and trade secrets, and (xiv) all similar and related information in whatever form. Confidential Information will not include any information that has been published in a form generally available to the public prior to the date the Executive proposes to disclose or use such information. Confidential Information will not be deemed to have been published merely because individual portions of the information have been separately published, but only if all material features comprising such information have been published in combination.

                  "Disability" shall mean the physical or mental inability of the Executive (i) to substantially perform all of his duties under this Agreement for a period of 90 consecutive days or longer or for any 90 days in any period of 365 consecutive days, or (ii) that, in the opinion of a physician selected by the Board (excluding the Executive if the Executive is a member of the Board at such time), but reasonably acceptable to the Executive, is likely to prevent the Executive from substantially performing all of his duties under this Agreement for more than 90 days in any period of 365 consecutive days.

                  "Effective Date" shall mean the date of the Closing.

                  "Good Reason" shall mean the occurrence of any of the following events without the prior consent of the Executive: (i) a material reduction in the Executive's duties and responsibilities which has not been cured within ten (10) days of the receipt of the written notice detailing the same from the Executive to the Company, (ii) a reduction in the Base Salary and
(iii) a relocation of the offices where Executive is to perform his duties to a location which is greater than fifty (50) miles from the offices where Executive currently performs his duties.

                  "Subsidiary" of the Company means and includes (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by the Company or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity (other than a corporation) in which the Company directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time.

                  "Work Product" shall mean all inventions, innovations, improvements, technical information, systems, software developments, methods, designs, analyses, drawings, reports, service marks, trademarks, tradenames, logos and all similar or related information (whether patentable or unpatentable) which relates to the Company's or any of its Subsidiaries' actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by the Executive (whether or not during usual business hours and whether or not alone or in conjunction with any other Person) while employed by the Company (including those conceived, developed or made prior to the date of this Agreement) together with all patent applications, letters patent, trademark, tradename and service mark applications or registrations, copyrights and reissues thereof that may be granted for or upon any of the foregoing.

                  15.      GENERAL PROVISIONS.

                  (a) Severability. It is the desire and intent of the Parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

                  (b) Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing and sufficient if (i) delivered personally, (ii) delivered by certified United States Post Office mail, return receipt requested, (iii) telecopied or (iv) sent to the recipient by a nationally-recognized overnight courier service (charges prepaid) and addressed to the intended recipient as set forth below:

                     (i)  if to the Executive, to him at:

                     [-------------------]
                     Attention: [________________]
                     Telephone: [________________]
                     Telecopier: [________________]

                  with a copy to:

                                  Attention: [________________]
                                  Telecopier: [________________];

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
                     (ii) if to the Company, to:

                     National Waterworks, Inc.
                     American Plaza
                     200 West Highway 6
                     Suite 620
                     Waco, Texas 76712
                     Attention: President
                     Telephone:  [________________]
                     Telecopier: [________________];

                  with copies to:

                     O'Melveny & Myers
                     30 Rockefeller Plaza
                     New York, New York  10112

                     Attention: Gregory A. Gilbert, Esq.
                     Telecopier: (212) 408-2420;

                     Weil, Gotshal & Manges LLP
                     101 Federal Street
                     Boston, Massachusetts 02110
                     Attention: James Westra, Esq.
                     Telecopier: (617) 772-8333

or such other address as the recipient party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such communication shall deemed to have been delivered and received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of delivery by mail, on the third Business Day following such mailing, (c) if telecopied, on the date telecopied, and (d) in the case of delivery by nationally-recognized, overnight courier, on the Business Day following dispatch.

                  (c) Entire Agreement. This Agreement, the Executive Subscription Agreement, the Restricted Stock Agreement and the documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. The Original Agreement is hereby amended and restated in its entirety and the rights and obligations thereunder shall be replaced in their entirety by the rights and obligations hereunder. Upon execution of this Agreement, the Original Agreement shall be of no further force and effect. Notwithstanding the foregoing, nothing herein shall modify any terms relating to the payment of the Completion Bonus referenced above.

                  (d) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

                  (e) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Executive and the Company and their respective successors, assigns, heirs, representatives and estate, as the case may be; provided, however, that the obligations of the Executive under this Agreement shall not be assigned without the prior written consent of the Company.

                  (f) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and the Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement or any provision hereof.

                  (g) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware.

                  (h) Descriptive Headings; Nouns and Pronouns. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice-versa.

                  (i) Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

                                    * * * * *

                  IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Employment Agreement as of the date first written above.

                                         NATIONAL WATERWORKS, INC.

                                         By: /s/ Mechelle Slaughter

                                             ----------------------
                                             Name: Mechelle Slaughter
                                             Title: C.F.O. and Secretary

                                         /s/ Harry K. Hornish
                                         --------------------
                                         Harry K. Hornish, Jr., individually

                                                              WGM DRAFT 10/31/02

================================================================================

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

                                     BETWEEN

                            NATIONAL WATERWORKS, INC.

                                       AND

                              HARRY K. HORNISH, JR.

                                NOVEMBER 22, 2002

================================================================================